UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2019
____________________

GORDON POINTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-38363	82-1270173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Fifth Avenue South

Naples, FL 34102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 960-4687

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one Warrant	GPAQU	Nasdaq Capital Market
Class A common stock, $0.0001 par value per share	GPAQ	Nasdaq Capital Market
Warrants to purchase Class A common stock	GPAQW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation dated August 1, 2019 that will be used by Gordon Pointe Acquisition Corp., a Delaware corporation (the “Company”), in making presentations to certain of the Company’s stockholders and other persons with respect to the transactions contemplated by the Agreement in Principle described below.’

The investor presentation attached as Exhibit 99.1 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On August 1, 2019, the Company issued a press release announcing that the Company had entered into a non-binding Agreement in Principle (the “Agreement in Principle”) on August 1, 2019 with HOF Village, LLC (“HOFV”) for a proposed business combination transaction. HOFV is a sports, entertainment and media company founded by the Pro Football Hall of Fame through its wholly owned, for-profit subsidiary Hall of Fame Village, Inc., and Industrial Reality Group, LLC. The business combination, if and when completed, will provide HOFV with additional growth capital for the continued development and expansion of the Hall of Fame Village, a multi-use destination attraction and media company extending the mission, values and vision of The Pro Football Hall of Fame and the game of football in Canton, Ohio.

Under the terms of the Agreement in Principle, the Company and HOFV intend to enter into a definitive merger agreement, pursuant to which an affiliate of HOFV would merge into a wholly-owned subsidiary of the Company in exchange for common stock of the Company. Completion of the transaction is subject to the negotiation and execution of a definitive merger agreement and satisfaction of the conditions therein, including approval of the transaction by the Company’s stockholders. Accordingly, there can be no assurance that a definitive merger agreement will be entered into or that the proposed transaction will be consummated.

On August 5, 2019, the Company issued a press release announcing that the Company will host a conference call to discuss the Agreement in Principle on Tuesday, August 6, 2019 at 10:00 a.m. Eastern Daylight time. To access the call, please dial 1.844.400.9700 (US) or 1.470.279.3859 (INT'L) and use Entry Code: GPAQ0806.

The Company’s press release dated August 1, 2019 is attached as Exhibit 99.2 hereto and the Company’s press release dated August 5, 2019 is attached as Exhibit 99.3 hereto, each of which is incorporated into this Item 8.01 by reference.

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Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed merger; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and the Company’s and HOFV’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities, relating to the acquired business. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the terms of the Agreement in Principle not hereafter being memorialized in a definitive agreement; matters discovered by the Company or HOFV as they complete their respective due diligence investigation of the other; the outcome of any legal proceedings that have been, or will be, instituted against the Company or other parties to the Agreement in Principle following announcement of the Agreement in Principle and transactions contemplated therein; the ability of the Company to meet NASDAQ listing standards following the merger and in connection with the consummation thereof; the inability to complete the transactions contemplated by the Agreement in Principle due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Agreement in Principle; the failure to obtain the financing arrangements necessary to complete the development of the project; the failure to achieve the assumptions underlying certain of the financial projections included within the investor presentation including, among others, securing the timely financing for, and achieving construction of, any future planned phase of the project within assumed time and financial budget, and achieving expected attendance and occupancy rates; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the Agreement in Principle and consummation of the transaction described therein; costs related to the proposed merger and the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. In addition, the allocation of equity in the newly merged public company identified in the investor presentation assumes that there will be approximately $114.3 million in the Company trust account at closing, which itself assumes no material redemptions prior to the closing absent corresponding equity financing. Further, the portions of the press release containing forward-looking statements and the investor presentation were prepared based on information provided by HOFV, which has not been independently verified by the Company and no representation or warranty, express or implied, is provided in relation to the fairness, accuracy, correctness, completeness or reliability of the information, opinions or conclusions expressed therein.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Form 10-Q for the quarterly period ended March 31, 2018, the definitive proxy statement filed by the Company with the SEC on June 18, 2019 pursuant to which a special meeting of the Company’s stockholders was conducted and at which stockholders approved an extension of the date by which the Company had to consummate a business combination from July 30, 2019 to October 31, 2019, plus up to three additional 30-day extensions thereafter (the “Extension Proxy”), the Current Report on Form 8-K filed with the SEC on July 26, 2019 announcing the approval of the matters covered in the Extension Proxy, and in the proxy statement to be filed by the Company regarding the transaction memorialized in the Agreement in Principle with the SEC when available. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Use of non-GAAP Financial Measures

The investor presentation includes non-GAAP financial measures of HOFV including forward-looking projections of EBITDA and adjusted EBITDA and annualized run-rate EBITDA. In the investor presentation, “EBITDA” means net income (loss) before interest expense, income taxes and depreciation and amortization. “Adjusted EBITDA” means EBITDA adjusted for items that are not part of regular operating activities, including acquisition related expenses, profit interest expense and founder’s fee (both of which will cease following closing of the merger) and other non-cash items such as non-cash-unit based compensation, losses on disposal of property, losses from discontinued operations and individually significant disposals and expenses related to tax changes. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. “Annualized run-rate EBITDA” means "EBITDA" projected over an annualized period. We have presented forward-looking projections of EBITDA and adjusted EBITDA and annualized run-rate EBITDA in the investor presentation because we consider them key measures used by HOFV management to understand and evaluate HOFV’s operating performance and trends, to prepare and approve HOFV’s annual budget and to develop short-term and long-term operational plans, and believe that those measures are frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA, adjusted EBITDA and annualized run-rate EBITDA differently than we do. HOFV and GPAQ are unable to reconcile the forward-looking projections of EBITDA and adjusted EBITDA and annualized run-rate EBITDA to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis.

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Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, the Company will file a preliminary proxy statement with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of the Company are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed transaction because the proxy statement will contain important information about the proposed transaction and the parties thereto. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gordon Pointe Acquisition Corp., 780 Fifth Avenue South, Naples, FL 34102.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in the Company of the Company’s directors and officers in the Company’s filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed transaction will be set forth in the proxy statement for the proposed transaction when available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Investor Presentation dated August 1, 2019

99.2	Press release dated August 1, 2019

99.3	Press release dated August 5, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDON POINTE ACQUISITION CORP.

	By:	/s/ James J. Dolan
Name: James J. Dolan
Title: Chief Executive Officer

Dated: August 5, 2019

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